Exhibit 10.14

LEASE AGREEMENT

THIS LEASE executed in duplicate, is made on June 13, 2006, by and between Freedom Associates, LLC, Lessor, and Fox Racing Shox, Lessee, who for the consideration of their mutual promises herein agree as follows:

1. PROPERTY LEASED: Lessor hereby leases and Lessee hereby hires, upon the terms and conditions, covenants, restrictions and easements, the real property, more particularly described on Exhibit “A” attached hereto, and herein-after referred to as the leased premises or property.

2. TERM: The term of this Lease shall be for a period of Two years commencing on July 1, 2006. Provided Lessee is not in default hereunder, Lessee shall have two options to extend the lease term for two additional years each. Immediately following the initial term the rent shall be Eight Thousand Six Hundred Seventy Four Dollars and 49/100 ($8,674.49) or .67 per s/f under the same terms and conditions except for this option and except for the rent which shall be adjusted as provided below. This option may only be exercised by written notice to Lessor at least 90 days prior to the end of the original Lease term.

3. RENT: Lessee shall pay to Lessor rent as follows:

a. Eight Thousand Four Hundred Fifteen and 55/100 ($8,415.55) per month in advance on the first day of each month, beginning on August 1, 2006. The rent called for hereunder for any partial month shall be prorated at the rate of one-thirtieth of the current monthly rent per day.

b. Security Deposit: Lessee agrees to pay to Lessor a Security Deposit of Eight Thousand Four Hundred Fifteen and 55/100 ($8,415.55), which shall be returned to Lessee upon vacating the property without interest, less any sums due the Lessor. The Security Deposit will secure the full and faithful performance of each provision of the lease to be performed by the Lessee. Lessor may use and commingle the Security Deposit with other funds of the Lessor’s. If Lessee fails to perform any of Lessee’s obligations under this lease, Lessor may immediately apply all or any portion of the Security Deposit toward the fulfillment of Lessee’s unperformed obligations. If Lessor does apply the Security Deposit, Lessee must immediately pay Lessor sufficient cash to restore the Security Deposit to the full original amount. All deductions from the security deposit shall be itemized as required by Civil Code 1950.7. Lessor agrees to accept as such deposit a savings account or certificate of deposit in Lessor’s name the interest on which shall be paid to Lessee.

c. Cost of Living: The rent called for under this lease shall be adjusted, using the Revised All Urban Consumer Price Index (all items) for the San Francisco-Oakland Metropolitan Area, published by the United States Department of Labor, Bureau of Labor Statistics, (hereinafter called CPI).

The adjustments shall be calculated as follows:

1) The first and second year’s monthly rent shall be that quoted in Item 3a of the above mentioned lease.

2) The rent for the third year shall be that quoted in Item 2 ($8,674.49) of the above mentioned lease and succeeding years shall be calculated as follows: the rent payable for the first month of the term of this lease shall be multiplied by a fraction the numerator of which shall be the CPI of the calendar month during which the adjustment is to take place, and the denominator of which shall be the CPI for the June 2008.

This adjustment shall be effective July 1st of each year. The monthly rent as so adjusted shall never be less than the monthly rent for the period immediately preceding the adjustment.

In the event that the publication of the above-mentioned CPI is discontinued then a similar index shall be substituted

d. Late payment of rent will cause an immediate default of the terms of this lease. A late charge of six percent (6%) of amount overdue shall be added to each rental installment received eleven (11) or more days late. The parties hereto agree that this charge is reasonable to them, and is equal to the amount of damage sustained by late payment, and it is impractical to fix actual damage. The acceptance of late rent hereunder by lessor shall not be a waiver of any preceding breach by lessee of any provision hereof, other than the failure of the lessee to pay the particular rent so accepted.

e. Rent shall be paid to Lessor at 21 Brennan Street, #16, Watsonville, CA 95076, or at such other place as Lessor may from time to time designate in writing.

f. The rental for any extended term shall be as agreed between the parties herein.

g. Any amounts payable by Lessee to Lessor under this lease, for any purpose whatsoever, shall be considered rent.

4. UTILITIES: Lessee shall pay before delinquency all charges made for water, gas, electricity, telephone, garbage, sewage, janitorial and any similar utilities and services supplied to the property, together with any taxes thereon. If any such services are not separately metered to the leased premises, Lessee shall pay, at Lessor’s option, either Lessee’s share based upon 1) the proportion of square footage occupied, or 2) a reasonable proportion to be determined by Lessor of all charges jointly metered with other units on the property.

5. USE OF PROPERTY: Lessee agrees to use the property solely for the purpose of manufacturing, storage and related activities and for no other purpose without first obtaining Lessor’s written consent. Lessee agrees to comply with all applicable ordinances, laws, regulations and orders of governmental authorities and agrees not to cause or permit any violation thereof. Furthermore, Lessee shall not cause or permit: (1) any waste of the property; (2) and public or private nuisance thereon; or (3) any condition which violates any standard form policy of fire insurance covering the property. If Lessee fails to comply with any such ordinances, law, regulation, rule or use, Lessor reserves the right to terminate this lease or to take any other necessary remedial measures at Lessee’s expense, for which Lessee agrees to reimburse Lessor on demand.

Lessee agrees to comply with any Federal or California OSHA requirements, and to install and maintain any fire extinguisher required by any governmental authority.

6. SIGNS: Lessee shall erect no signs on the outside of the building on the property except in accordance with all applicable ordinances and after first obtaining Lessor’s written consent to the proposed sign. No such sign shall be painted directly on the building, but shall be attached in such a manner that it can be removed for the purpose of painting the building surface underneath.

7. ENTRY BY LESSOR: Lessee shall permit Lessor, Lessor’s agents and assigns, during all business hours, or at any other reasonable time, to enter the property for purposes of inspecting to determine compliance with the terms of this lease, exercising all rights under this lease, posting notices, and all other lawful purposes, including the right to place and maintain “for rent” signs in conspicuous places on the property for thirty (30) days prior to the expiration of the term of this lease or any extension thereof, and the right to show the premises to prospective tenants.

8. PARKING: Lessor gives Lessee a nonexclusive license to use any common parking area adjacent to the building of which the leased premises is a part for the accommodation and parking of automobiles of Lessee, Lessee’s agents and employees and Lessee’s clients or customers while such clients or customers are on the leased premises.

Lessor agrees to and shall operate, and maintain said parking area, shall carry liability insurance on said area and hold Lessee harmless from any liability arising out of the operation and maintenance of said area, excepting any liability arising out of the act of negligence of Lessee and Lessee’s agents and employees. Lessee agrees to pay any charges made for maintenance of said parking lot, as called for under section 25 ‘CARE OF COMMON AREAS’ of this lease.

9. CONDITION OF THE PROPERTY: By entry under this lease Lessee accepts the property in its present condition as is, and Lessee acknowledges that Lessor makes no warranties of any kind concerning the physical condition of the property. Lessee agrees, on the last day of the term or sooner termination of this lease, to surrender the property and all appurtenances thereto, to Lessor in the same or better condition as when received, reasonable use, wear, acts of God and the elements excepted, except as hereinafter provided. Lessee agrees to remove all of Lessee’s personal property and trade fixture from the property upon any termination of this lease; any such personal property or trade fixtures not removed upon termination of this lease shall be deemed abandoned, and Lessee shall reimburse Lessor for the cost of any removal thereof.

10. HOLDING OVER: Any holding over after the expiration of the term of this lease, or any extension hereof, shall with Lessor’s consent, be treated as a tenancy from month to month, at a rental to be then determined by Lessor (written notice of which shall be given to Lessee) and shall otherwise be on the same terms and conditions specified in this lease, as far as applicable.

11. TAXES: Lessor shall pay all ad valorem real property taxes (including special assessments) levied or assessed upon the property during the term of this lease provided however that Lessee shall pay as additional rent, within ten (10) days following written notification thereof, all portions of such taxes and assessments which exceed those for the fiscal year ending June 30, 2006.

Lessee’s portion of any such tax increase of assessment shall be a percentage equal to the percentage the leased premises’ square footage bears to the total square feet of all buildings on tax parcel of which the premises are a part.

In the event, by Lessee’s actions or alterations to the building, the taxes are raised beyond that allowed by Proposition 13, Lessee agrees to pay, upon billing by Lessor, all of said increase caused by Lessee’s actions or alterations to building.

Lessee shall pay, before delinquency, all business inventory and personal property taxes and other charges of every description which may be levied or assessed during the term of this lease upon or against Lessee’s business, personal property, or trade fixtures together with any interest and penalties which may be incurred. In the event Lessee fails to pay any of the foregoing, Lessor may pay same together with any interest and penalties and Lessee agrees to reimburse Lessor as provided herein.

Lessor retains the option to pay any assessment in full before any bonded indebtedness shall accrue; in the event Lessor pays such assessment, Lessor may charge Lessee with a proportionate share of such assessments as if such assessments became a bonded indebtedness.

12. REIMBURSEMENT: If Lessee fails to make any payment or take any action required of Lessee in this lease, Lessee agrees to reimburse Lessor upon demand for all expenditures made by Lessor for the account of or benefit of Lessee, together with interest thereon from the date of such expenditure until repaid at the interest rate of 1.25% per month.

13. CONDEMNATION: If the entire or any part of the property is taken or damaged for a public use, this lease shall terminate as to the part taken or damaged on the date thereof. If only a part of the property is damaged or taken and the remainder thereof is susceptible of occupancy by Lessee, this lease shall continue in force as to said remainder. Lessee hereby irrevocably assigns and transfers to Lessor any right to compensation or damages arising from the taking or damaging of the leased property or any part thereof, provided that Lessee shall be entitled to compensation or damages for the taking or damaging of any improvements or personal property placed on the property by Lessee.

14. CARE OF THE PROPERTY: Except as to those portions of the property which Lessor below specifically agrees to maintain and repair, Lessee shall keep and maintain the property and every part thereof, in good order, condition, and repair, including but not limited to fixtures, interior walls, floors, ceilings, appliances, plumbing systems (including all plumbing leaks and stoppages), interior electrical and lighting systems, ventilation, heating and air conditions systems, exterior and interior of all windows, glazing and doors, including any damage caused by trespassers or vandals, and all damage or deterioration caused by any act(s) of Lessee or Lessee’s employees, agents, invitees, licensees, or contractors. In the event Lessee fails to comply with the foregoing, Lessor, following ten (10) days’ written notification to Lessee, may enter the property and undertake such repairs for which Lessee shall reimburse Lessor as herein provided. Subject to Lessee’s duty to maintain and repair set forth above, Lessor shall keep in good order and repair the foundations, exterior walls, and roof; provided however that Lessor shall not be obligated to repair any damage or deterioration caused by any act(s) or negligence of Lessee or Lessee’s employees, agents, invitees, licensees, or contractors. Lessor shall not be obligated to make any such repairs until after ten (10) days’ written notification from Lessee describing the need for such repairs or maintenance. Lessee’s sole remedy in the event Lessor fails to commence such repairs or maintenance shall be to cause such repairs to be made or such maintenance to be performed and to deduct the reasonable value thereof from the rental due hereunder.

a. PAINTING: Lessee agrees to repaint the interior of the building from time to time as reasonably necessary at Lessee’s expense.

b. NOTICE OF REPAIRS OR ALTERATIONS AFTER LESSEE ACCEPTS POSSESSION OF PROPERTY: After taking possession of the property, Lessee shall not make any repairs, alterations or improvements to the property which exceed a total cost of Five Hundred Dollars ($500.00) without first giving Lessor written notice of his intention to make such repairs, alterations, or improvements and obtaining Lessor’s prior written consent, at least five (5) days before the commencement of the work. Lessee shall not make any alterations to the property which might diminish the structural strength of any part of the building thereon.

c. INSTALLATION: Lessee shall have the right to place or install in and on said premises such fixtures and equipment as Lessee shall deem desirable for the conduct of Lessee’s business therein at any time during the term of this lease, or any extension or renewal thereof. Lessee, if not then in default hereunder, may remove from said leased property at any time during the term of this lease, or any extension or renewal thereof, or any holding over by Lessee or at the termination thereof, all personal property and fixtures which were placed by him or by any subtenant, on or in said property, even though placed therein prior to the commencement of this lease, including but not limited to, all merchandise, store fixtures, fans, lighting fixtures, awnings, signs, machinery, equipment and all other things installed by Lessee at his own expense, whether nailed, screwed or otherwise fastened to the premises. Lessee agrees to repair any holes or other damages resulting from the removal of Lessee’s personal property and-or fixtures pursuant to this paragraph, and to restore the parts of the premises affected thereby to their original condition, reasonable wear and tear excepted.

15. DESTRUCTION:

a. Partial Destruction: Should the building situated upon the property and the leasehold improvements be damaged or destroyed by fire, earthquake, casualty or hazard, then if damage is so slight as not to interfere substantially with the Lessee’s use of the property, then Lessee shall notify Lessor, who shall immediately undertake to make repairs to the building and improvements and restore the same to substantially the same condition as they were in immediately preceding such damage or destruction. Such work shall be done as rapidly as conditions permit. In the event such damage is so slight as not to interfere substantially with Lessee’s use of the property, there shall be no abatement of rent.

b. Total or Substantial Destruction: Should there be total or substantial destruction of the building and improvements so that the property is rendered unusable, either in whole or in part, either party shall have the right to terminate this lease by written notice to the other.

c. Determination of Damage: Unless the parties to this lease can and do agree forthwith upon the extent and amount of such damage or destruction, Lessor promptly shall designate a certified architect, registered engineer, or licensed building contractor who shall determine such matters, and the determination of such architect engineer or building contractor shall be final and binding upon the parties to this lease.

d. Rebuilding by Lessor: In the event neither party elects to terminate this lease, Lessor shall, to the extent of available insurance proceeds, repair or rebuild such buildings and improvements to substantially the same condition that they were in immediately preceding such damage or destruction. If the damage is uninsured or if the insurance proceeds are not available for rebuilding, then either party may terminate this lease by written notice to the other.

e. Reduction in Rent: Lessee shall be entitled to a reasonable suspension or diminution of the fixed rent payable hereunder during the time required for restoration and repair according to the portion of the premises rendered unusable, taking into consideration the time and extent of interference with the usual conduct of Lessee’s business. Nothing in this paragraph shall be construed to abate or diminish percentage rent if provided for in this lease.

f. Continuation of Operations: Lessee agrees to continue Lessee’s use of the property to the extent reasonably practicable during any period of reconstruction or repair.

g. Excuse for Non-Repair: In the event Lessor is obligated to repair or rebuild the leased property or any part of the building of which the leased property form a part, Lessor shall not be liable to Lessee for any loss or damage sustained, or liability incurred by Lessee by reason of Lessor’s failure to make such repairs or of Lessor’s delay in commencing, prosecuting, or completing such repairs, if such failure or delay is caused by (1) strike, (2) inclement weather, (3) inability to obtain necessary materials equipment or labor, (4) governmental restriction, limitation or prohibition of construction or of the purchase of use of materials, equipment or labor, (5) injunction, (6) sub-division restrictions or municipal zoning or building regulations, (7) war, invasion, or civil disturbance, (8) evacuation of the area in which the property is located or (9) by other cause beyond Lessor’s control.

16. MECHANIC’S LIENS: Lessee shall keep the property free from any liens arising out of any work performed, materials furnished or obligation incurred by Lessee. Lessee shall give Lessor five (5) days’ notice in writing prior to commencing any construction on the leased premises in excess of Five Hundred Dollars ($500.00), or prior to hiring any mechanic materialman, or contractor to perform work upon or deliver materials to the leased property in excess of Five Hundred Dollars ($500.00) for any one job. Lessor may, at Lessor’s option, pay and discharge any such lien which Lessee may cause to accrue against the property, and all such amounts shall be reimbursed to Lessor as herein provided.

17. INDEMNITY AND NON-LIABILITY OF LESSOR: Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee’s use of the property and common areas thereof, or from the conduct of Lessee’s business or from any activity, work or things done, permitted or suffered by Lessee in or about the premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee’s part to be performed under the terms of this lease, or arising from any act or omission of Lessee, or any of Lessee’s agents, contractors, or employees and from and against all costs, attorney’s fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor by reason of any such claim. Lessee upon notice from Lessor shall defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property of Lessee or injury to persons, in, upon or about the property, and common area thereof, arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor.

Lessee hereby agrees that Lessor shall not be liable for injury to Lessee’s business, or any loss of income therefrom or for damage to the goods, wares, merchandise, or other property of Lessee, Lessee’s employees, invitees, customers, or any other person in or about the premises or common areas thereof, nor shall Lessor be liable for injury to the person of Lessee, Lessee’s employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the premises or other portions of the property, or common areas thereof, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. Lessor shall not be liable for any damages arising from any act or neglect of any other Lessee occupant or user of the property or the common areas thereof, nor from the failure of Lessor to enforce the provisions of any other lease of the property of which the leased premises are a part. Lessee expressly waives all potential liability of Lessor under this paragraph and agrees to indemnify Lessor from any claim under this paragraph.

18. INSURANCE: Lessor and Lessee agree that neither shall be liable to the other for any damage or loss for which either has insured against, and agree that each party will look solely to their respective insurers for recovery. Lessor and Lessee hereby grant to each other, on behalf of any insurer providing insurance to either of them with respect to the property, a waiver of any right of subrogation which any such insurer of one party may acquire against the other by reason of the payment of any loss under such insurance.

Lessor may insure any improvements on the property for their full insurable value, with fire and earthquake insurance, and the proceeds payable for any loss shall be paid to Lessor, and any holders of deeds of trust on the property, as their interest may appear.

Lessee shall maintain public liability insurance with a company having an A.M. Best Rating of A- 12 or better, approved by Lessor for protection against liability to the public arising as an incident to the use of, or any interest in, the property leased hereunder. The limits of liability under this insurance shall not be less than One Million Dollars ($1,000,000.00) per occurrence for a policy of Combined Single Limit Bodily Injury and Property Damage insuring both Lessee and Lessor. Such insurance shall insure the contingent liability of Lessor.

Should Lessee fail to maintain such insurance, Lessor may obtain same on behalf of Lessee and the cost thereof shall be delivered to and held by Lessor, or a certificate of such insurance shall be provided to Lessor. All such insurance companies shall be obligated to notify Lessor at least ten (10) days prior to any change or cancellation thereof.

19. INCREASE IN INSURANCE PREMIUMS: Lessee agrees that amounts so paid by Lessor for property insurance which exceed the cost of such insurance for the base year beginning on the date of commencement described in paragraph 2 above may be charged against Lessee as additional rent in subsequent years, such amounts to be paid to Lessor by Lessee within thirty (30) days after written notification of such charges has been given Lessee.

If anything shall be done or kept by Lessee on the leased premises, the effect of which shall be to increase the rate of fire or other insurance premium thereon above than normally charged, such increase in such premium shall be paid by Lessee.

20. TERMINATION: Lessee shall be in default in the event that: (1) Lessee fails to pay Lessor any rent when due; (2) Lessee fails to pay Lessor any other sum in the amount, manner, and at the time required; or (3) Lessee breaches this lease for any other cause. This lease shall terminate: (1) if notices are required by law, upon the expiration of any notice required to terminate this lease, otherwise upon any material breach by Lessee, at the option of Lessor; (2) upon the effective date of any assignment by Lessee for the benefit of creditors, or any adjudication of bankruptcy, voluntary or involuntary; and (3) upon the effective date of the appointment of any receiver for Lessee’s property, or upon the date any interest herein passes to any trustee appointed under the Bankruptcy Act, or any trustee, assignee, or receiver for creditors. Upon the termination of this lease for any cause, Lessor may at once enter the leased property without notice or demand to Lessee and remove all persons and all of Lessee’s property therefrom.

On such termination in addition to other remedies provided by law, Lessor may recover from Lessee all damage specified in California Civil Code Section 1951.2, including the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Lessee proves could be reasonably avoided.

Lessor may mitigate damages caused by Lessee’s breach by reletting the leased property prior to the time of award or judgment; any such reletting, unless proved by Lessee to be not in good faith, shall be conclusive upon all parties as to the rental loss for the balance of the term. Any efforts by Lessor to mitigate damages by reletting shall not waive Lessor’s right to recover any damages. Nor shall anything in this paragraph affect Lessor’s right to indemnification for liability arising prior to the termination of this lease for personal injuries or property damage as provided above.

21. CONTINUATION OF LEASE AFTER BREACH: Even though Lessee breaches this lease, it shall continue in effect for so long as Lessor does not terminate Lessee’s right to possession, and Lessor may enforce all Lessor’s rights and remedies under this lease, including the right to recover rent as it becomes due hereunder. Unless Lessee is otherwise notified, the following shall not constitute a termination of Lessee’s right to possession:

a. Acts of maintenance or preservation or efforts to relet the property;

b. The appointment of a receiver on Lessor’s initiative to protect Lessor’s interest under this lease.

22. ASSIGNMENT: Lessee shall be entitled to assign or sublet the leased property on the following conditions:

a. The assignment or sublease shall be in writing and require the assignee or subtenant to perform all the terms and satisfy all of the conditions of this lease, and to assume all obligations of Lessee under this lease.

b. Lessee guarantees in writing the performance by assignee or subtenant of the terms of this lease.

c. Lessor’s consent to such assignment or subletting is obtained in writing prior to the effective date thereof, provided that such consent shall not be unreasonably withheld.

d. Lessee pays all Lessor’s cost in connection with any such assignment, including any attorney’s fees incurred by Lessor.

e. Sublessee’s or assignee’s use of the leased premises shall be the same as use specified in paragraph 5 of this lease.

f. Lessee transfers all interest in rentals and income due to Lessor from any sublease or assignment.

g. Any sublessee or assignee cannot further assign or sublet leased premises without Lessor’s prior written consent.

h. Any assignment or subletting made in violation of this paragraph 22 is voidable at Lessor’s option.

23. NOTICE: Any notice or demand herein or by law required or permitted to be given or made by either Lessee or Lessor shall be in writing and may be personally served upon the party to whom the same may be addressed, or may be sent to such party by registered or certified United States mail, addressed to such party at the address given below. When served by mail the date of service shall be the date of mailing.

LESSOR:	FREEDOM ASSOCIATES, LLC

21 BRENNAN STREET, SUITE 16

WATSONVILLE, CA 95076

LESSEE:	FOX RACING SHOX

130 HANGAR WAY

WATSONVILLE, CA 95076

24. ATTORNEY’S FEES AND WAIVER OF TRIAL BY JURY: In the event legal proceedings by either party hereto are necessary by reason of the breach of any covenant or condition hereof, or arising out of this lease, then and in that event the prevailing party shall be entitled to have and recover of and from the other, actual attorney’s fees and costs of such proceeding.

The respective parties hereto shall and they do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Lessor and Lessee, Lessee’s use or occupancy of the premises, or any claim of injury or damage or the enforcement of any remedy under any statute, emergency or otherwise.

25. CARE OF COMMON AREA AND OPERATING EXPENSES: The common areas shall be maintained in a clean and reasonable condition. Services required, including but not limited to: care of landscaping; lighting of common areas; sweeping of paved areas; fire detection system maintenance and monitoring; cost of water, gas and electricity to service the common area; shall all be arranged for by Lessor, and Lessee shall pay monthly or as billed for its portion of such expenses.

26. ESTOPPEL CERTIFICATE:

a. Each party (as “responding party”) shall at any time upon not less than ten (10) days’ prior written notice from the other party (“requesting party”) execute, acknowledge and deliver to the requesting party a statement in writing (1) certifying that this lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this lease, as so modified, is in full force and effect) and the date to which the rent and other charges paid in advance, if any; and (ii) acknowledging that there are not, to the responding party’s knowledge any uncured defaults, on the part of the requesting party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the premises or of the business requesting party.

b. At the requesting party’s option, the failure to deliver such statement within such time shall be a material default of this lease by the party who is to respond, without any further notice to such party, or it shall be conclusive upon such party that: (i) this lease is in full force and effect, without modification except as may be represented by the requesting party; (ii) there are no uncured defaults in the requesting party’s performance; and (iii) if Lessor is the requesting party, nor more than one month’s rent has been paid in advance.

c. If Lessor desires to finance, refinance, or sell the property, or any part thereof, Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three (3) years financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

27. SUBORDINATION:

a. This lease and any option granted hereby, at Lessor’s option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the property and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Lessee’s right to quiet possession of the premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this lease, unless this lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee, or ground Lessor shall elect to have this lease and any options granted hereby prior to the lien of its mortgage, deed of trust, or ground lease, and shall give written notice thereof to Lessee, this lease and such options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this lease or such options are dated prior or subsequent to the date of said mortgage deed of trust or ground lease or the date of recording thereof.

b. Lessee agrees to execute any documents required to effectuate an attornment, a subordination, or to make this lease or any option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Lessee’s failure to execute such documents within ten (10) days after written demand shall constitute a material default by Lessee hereunder and without further notice to Lessee, or at Lessor’s option, Lessor shall execute such documents on behalf of Lessee as Lessee’s attorney-in-fact. Lessee does hereby make, constitute and irrevocably appoint Lessor as Lessee’s attorney-in-fact and in Lessee’s name, place and stead to execute such documents in accordance with this paragraph 27(b).

28. SEVERABILITY: The invalidity of any provision of this lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

29. RULES AND REGULATIONS: Lessor reserves the right to promulgate and enforce such reasonable rules and regulations relating to the use of all common areas including, but not necessarily limited to, parking areas, entrances roadways, and landscaping as Lessor may deem appropriate and for the best interests of the tenants. Lessee shall abide by such rules and regulations and cooperate in their enforcement. Rules and regulations may be amended by Lessor from time to time with or without advance notice and all amendments shall be effective upon delivery of a copy of them to Lessee

30. HAZARDOUS SUBSTANCES:

(a) Hazardous Substances includes without limitation:

Those substances included within the definitions of hazardous substance, hazardous waste, hazardous material, toxic substance, solid waste, or pollutant or contaminant in CERCLA, RCRA, TSCA, HMTA, or under any other Environmental Law;

Those substances listed in the United States Department of Transportation (DOT) Table [49 CFR 172.101], or by the Environmental Protection Agency (EPA), or any successor agency, as hazardous substances [40 CFR Part 302];

Other substances, materials, and wastes that are or become regulated or classified as hazardous or toxic under federal, state, or local laws or regulations; and

Any material, waste, or substance that is

(i)	a petroleum or refined petroleum product,

(ii)	asbestos,

(iii)	polychlorinated biphenyl,

(iv)	designated as a hazardous substance pursuant to 33 USCS § 1321 or listed pursuant to 33 USCS § 1317,

(v)	a flammable explosive, or

(vi)	a radioactive material.

(b) Lessee agrees that any and all handling, transportation, storage, treatment, disposal, or use of Hazardous Substances by Lessee, it’s agents, contractors, invitees and permitees in or about the Premises shall strictly comply with all applicable Environmental Laws.

(c) Lessee agrees to indemnify and defend Lessor harmless from any liabilities, losses, claims, damages, penalties, fines, attorney fees, expert fees, court costs, remediation costs, investigation costs, or other expenses resulting from or arising out of the use, storage, treatment, transportation, release, or disposal of Hazardous Substances on or about the Premises during Lessee’s use or possession of the Premises.

(d) Lessor agrees to indemnify and defend Lessee harmless from any liabilities, losses, claims, damages, penalties, fines, attorney fees, expert fees, court costs, remediation costs, investigation costs, or other expenses resulting from or arising out of the use, storage, treatment, transportation, release, or disposal of Hazardous Substances on or about the Premises prior to the commencement of this Lease, or Lessee’s use or possession of the Premises, which ever is earlier.

(e) If the presence of Hazardous Substances on the Premises caused by Lessee, its agents, contractors, invitees and permitees, results in the contamination or deterioration of the Premises or any water or soil beneath the Premises, Lessee shall promptly take all action necessary to investigate and remedy that contamination.

(f) Lessor and Lessee each agree to promptly notify the other of any communication received from any governmental entity concerning Hazardous Substances or the violation of Environmental Laws that relate to the Premises.

(g) Lessee shall not use, handle, store, transport, generate, release, or dispose of any Hazardous Substances on, under, or about the Premises, except that Lessee may use (i) small quantities of common chemicals such as adhesives, lubricants, and cleaning fluids in order to conduct business at the Premises and (ii) other Hazardous Substances that are necessary for the operation of Lessee’s business and for which Lessor gives written consent, which shall not unreasonably be withheld or delayed, prior to the Hazardous Substances being brought onto the Premises. At any time during the term of this Lease, Lessee shall, within ten (10) days after written request from Lessor, disclose in writing all Hazardous Substances that are being used by Lessee on the Premises, the nature of the use, and the manner of storage and disposal.

(h) At any time and upon prior written notice to Lessee, Lessor may require testing wells to be drilled on the Premises and may require the ground water to be tested to detect the presence of Hazardous Substances by the use of any tests that are then customarily used for those purposes. Lessor shall supply Lessee with copies of the test results. The cost of these tests and of the installation, maintenance, repair, and replacement of the wells shall be paid by Lessor unless the tests disclose the existence of facts that give rise to liability of Lessee pursuant to this Section 30., in which event such costs shall be paid by Lessee.

31. IMPROVEMENTS:.

Lessee shall have early access to premises for desired improvements, provided initial rent/deposit are paid and insurance is in place.

32. LEGAL EFFECT: All covenants of Lessee contained in this lease are expressly made conditions precedent to Lessor’s continued duty to perform hereunder. Time is of the essence hereof. No waiver, benefit, privilege, or service voluntarily granted or performed by Lessor to or for Lessee, shall be construed to vest any contractual right in Lessee by custom, estoppel, or otherwise. No waiver by Lessor of a default by Lessee under this lease shall constitute a waiver of subsequent default and after waiver, expressed or implied, no notice need be given that strict compliance in the future will be required. This lease contains the complete agreement between Lessor and Lessee, and no supplement, amendment, or other commitment will be binding unless in writing and signed by the obligated party.

READ AND AGREED TO AT WATSONVILLE, CALIFORNIA

DATED: 6/20/06	BY:	/s/ [Illegible]

TITLE:
	FOR:	FREEDOM ASSOCIATES, LLC

DATED: 6/14/06	BY:	/s/ Elizabeth Fox

	TITLE:	Director of Finance
	FOR:	FOX RACING SHOX

EXHIBIT A

The leased premises are described as:

That certain building space known as 78 Hangar Way., Watsonville, CA 95076 that is within the city limits of Watsonville, zoned Light Industrial, (IP) and consisting of +/- 12,947 Sq. Ft. of building space in the building, as shown on page 2.

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LEASE ADDENDUM

THE TERMS AND PROVISIONS OF THIS LEASE ADDENDUM dated March 21, 2008(“Addendum”), are incorporated in, supplement and modify the terms and conditions of that certain Lease Agreement dated June 13, 2006, and all addendums thereto, by and between Freedom Associates, LLC, Lessor and Fox Racing Shox, Lessee, and regarding property described as: 78 Hangar Way, Watsonville, CA 95076, and more particularly described in said lease.

THE UNDERSIGNED LESSOR AND LESSEE HEREBY AGREE to the following terms and conditions:

1)	The Lease shall be extended two years to June 30, 2010.

2)	The rent for the first year shall be $8,674.49 per month.

3)	The rent shall be adjusted annually as provided in Section 3.c. of the lease with the exception that the denominator used shall be the CPI for June 2008.

4)	All other terms and conditions to remain the same.

READ AND AGREED IN WATSONVILLE, CA

Date: 4/15/08	By:	/s/ [Illegible]

	Title:	Authorized Partner
	For:	Freedom Associates LLC, Lessor

Date: April 2, 2008	By:	/s/ Elizabeth Fox

	Title:	Director of Finance
	For:	Fox Racing Shox

1

LEASE ADDENDUM

THE TERMS AND PROVISIONS OF THIS LEASE ADDENDUM dated March 09, 2010 (“Addendum”), are incorporated in, supplement and modify the terms and conditions of that certain Lease Agreement dated June 13, 2006, and all addendums thereto, by and between Freedom Associates, LLC, Lessor and Fox Racing Shox, Lessee, and regarding property described as: 78 Hangar Way, Watsonville, CA 95076, and more particularly described in said lease.

THE UNDERSIGNED LESSOR AND LESSEE HEREBY AGREE to the following terms and conditions:

1.	The Lease shall be extended two years to June 30, 2012

2.	The rent for shall increase to .77 per SF or $9,969.19 per month.

3.	The rent shall be adjusted annually as provided in Section 3.c. of the lease with the exception that the denominator used shall be the CPI for June 2010.

4.	All other terms and conditions to remain the same.

READ AND AGREED IN WATSONVILLE, CA

Date: 3/30/10	By:	/s/ [Illegible]

	Title:	Authorized Signer
	For:	Freedom Associates, LlC

Date: March 22, 2010	By:	/s/ Elizabeth Fox

	Title:	Director of Finance
	For:	Fox Racing Shox

2

LEASE ADDENDUM

THE TERMS AND PROVISION OF THIS LEASE ADDENDUM dated February 14, 2012 (“Addendum”), are incorporated in, supplement and modify the terms and conditions of that certain Lease Agreement dated June 13, 2006, and all addendums thereto, by and between Freedom Associates, LLC, Lessor and Fox Factory, Inc., and regarding property described as: 78 Hangar Way, Watsonville, CA 95076, and more particularly described in said lease.

THE UNDERSIGNED LESSOR AND LESSEE HEREBY AGREE to the following terms and conditions:

1.	The lease shall be extended one year to May 31, 2013 in exchange for terminating the lease at 310 Anna Street one year early.

2.	The rent shall remain the same at .77 per SF or $9,969.19 per month.

3.	All other terms and conditions to remain the same.

READ AND AGREED IN WATSONVILLE, CA

Date: 2/29/12	By:	/s/ [Illegible]

	Title:	Property Manager
	For:	Freedom Associates LLC, Lessor

Date: 2/29/12	By:	/s/ Larry L. Enterline

	Title:	Chief Executive Officer
	For:	Fox Factory, Inc.

3

LEASE ADDENDUM

THE TERMS AND PROVISION OF THIS LEASE ADDENDUM dated February 25, 2013 (“Addendum”), are incorporated in, supplement and modify the terms and conditions of that certain Lease Agreement dated June 13, 2006, and all addendums thereto, by and between Freedom Associates, LLC, Lessor and Fox Racing Shox, and regarding property described as: 78 Hangar Way, Watsonville, CA 95076, and more particularly described in said lease.

THE UNDERSIGNED LESSOR AND LESSEE HEREBY AGREE to the following terms and conditions:

1.	The lease shall be extended nine months from June 1, 2013 to February 28, 2014.

2.	The rent shall remain the same at .77 per SF or $9,969.19 per month.

3.	All other terms and conditions to remain the same.

READ AND AGREED IN WATSONVILLE, CA

Date: 3/6/13	By:	/s/ [Illegible]

	Title:	Authorized Signer
	For:	Freedom Associates LLC, Lessor

Date: 2/26/13	By:	/s/ Zvi Glasman

	Title:	Chief Financial Officer
	For:	Fox Racing Shox

4